Exhibit 10.41

PLACEMENT AGENCY AGREEMENT

August 3, 2018

A.G.P./Alliance Global Partners

590 Madison Avenue

36th Floor

New York, NY 10022

-and-

Aegis Capital Corp.

810 Seventh Ave, 18th Floor

New York, NY 10019

Re:	Hydrofarm Holdings Group, Inc.

Ladies and Gentlemen:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which A.G.P./Alliance Global Partners, a California corporation (“AGP”), as lead placement agent and Aegis Capital Corp., a New York corporation which does business from time to time under the name SternAegis Ventures, as co- placement agent (“Aegis”), both registered broker-dealers and members of the Financial Industry Regulatory Authority (“FINRA”) (hereinafter together, unless the context otherwise requires, the “Placement Agent”), shall be engaged by Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Issuer”), and Hydrofarm Investment Corp., a Delaware corporation (“Hydrofarm” or “Operating Company”) to act as exclusive Placement Agent in connection with the private placement (the “Offering”), of units of securities of the Issuer (“Units”), priced at $2.50 per Unit, with each Unit consisting of (i) one (1) share of common stock, par value $0.0001 (“Common Stock” or “Shares”) and (ii) one warrant (each an “Investor Warrant” and collectively, the “Investor Warrants”), entitling the holder to purchase one- half (1/2) share of Common Stock at an initial exercise price of $ 5.00 per full Share. The Offering will consist of a minimum of 6,000,000 Units ($15,000,000) (the “Minimum Offering Amount”) and up to a maximum of 14,000,000 Units ($35,000,000) (the “Maximum Offering Amount”). In the event that the Maximum Offering Amount is sold, the Placement Agent and the Issuer shall have the right to sell up to an additional 6,000,000 Units ($15,000,000) to cover over-allotments. Concurrently with the initial closing of the Minimum Offering Amount (the “First Closing”), Hydrofarm Merger Sub, Inc., a Delaware Corporation and wholly-owned subsidiary of the Issuer (“Merger Sub”), will merge with and into Hydrofarm and will continue the existing operations of Hydrofarm as a wholly-owned subsidiary of the Issuer (the “Merger”).

As part of or in conjunction with the Merger, the Issuer will issue shares of its Common Stock and warrants to purchase its Common Stock to the Operating Company’s then -existing security holders pursuant to the terms of an Agreement and Plan of Merger dated as of the date hereof and to be consummated on or prior to the date of the First Closing, among the Operating Company, the Issuer and Merger Sub (the “Merger Agreement”). As used in this Agreement, unless the context otherwise requires, the term “Company” refers to the Issuer and the Operating Company on a combined basis after giving effect to the Offering and the Merger.

The purchase price for the Units will be $2.50 per Unit (the “Offering Price”), with a minimum investment of $250,000; provided, however, that subscriptions for lesser amounts may be accepted in the Issuer’s and Placement Agent’s joint discretion. The Placement Agent shall accept subscriptions only from persons or entities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). The Units will be offered until the earlier of (i) the termination of the Offering as provided herein, (ii) the time that all Units offered in the Offering are sold or (iii) October 17, 2018 (“Initial Offering Period), which date may be extended by Placement Agent and the Issuer in their joint discretion until January 18, 2019 (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering expires or is terminated shall be referred to as the “Termination Date.”

With respect to the Offering, the Issuer shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the Units being offered. Purchases of Units may be made by the Placement Agent and their respective officers, directors, employees and affiliates. All such purchases, together with purchases by officers, directors, employees and affiliates of the Operating Company and the Issuer, shall be included in calculations as to whether the Minimum Amount has been sold in the Offering. The Issuer may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Units. Notwithstanding anything to the contrary set forth herein, it is understood that no sale shall be regarded as effective unless and until accepted by the Issuer. The Issuer and the Placement Agent shall mutually agree with respect to allotting any prospective subscriber less than the number of Units that such subscriber desires to purchase.

The Offering will be made by the Issuer solely pursuant to the Memorandum (as defined below), which at all times will be in form and substance reasonably acceptable to the Operating Company, the Issuer, the Placement Agent and their respective counsel and contain such legends and other information as the Operating Company, the Issuer, the Placement Agent and their respective counsel, may, from time to time, deem necessary and desirable to be set forth therein. “Memorandum” as used in this Agreement means the Issuer’s Confidential Private Placement Memorandum dated August 3, 2018, inclusive of all annexes, and all amendments, supplements and appendices thereto.

The Placement Agent acknowledges that it is aware that the Operating Company is conducting a concurrent private placement to existing Hydrofarm investors, of between $15 - $20 million of units in Hydrofarm which, in connection with the Merger, will ultimately be exchanged for securities with identical terms to the securities comprising the Units being offered in the Offering (the “Concurrent Offering”). The Placement Agent acknowledges and agrees that it shall not be entitled to receive the Agent Compensation (as hereinafter defined), or any other compensation in respect of, the Concurrent Offering.

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1.        Appointment of Placement Agent. On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is appointed as exclusive Placement Agent for the Issuer during the Offering Period to assist the Issuer in finding qualified subscribers for the Offering. The Placement Agent may sell Units through other broker-dealers who are FINRA members, as well as through foreign finders pursuant to applicable FINRA rules, and may reallow all or a portion of the Agent Compensation (as defined in Section 3(b) below) it receives to such other broker- dealers or foreign finders. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner and to use its reasonable efforts to assist the Issuer in (A) finding subscribers of Units who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D, and (B) completing the Offering. The Placement Agent has no obligation to purchase any of the Units. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

2.        Representations, Warranties and Covenants of Operating Company. Except as set forth in the schedule of exceptions delivered to the Placement Agent on the date hereof (the “Schedule of Exceptions”) or in the Memorandum, the representations and warranties of the Operating Company contained in this Section 2 are true and correct as of the date of this Agreement.

(a)        The Memorandum has been prepared in conformity with all applicable laws, and is in compliance in all material respects with Regulation D and Section 4(a)(2) of the Act and the requirements of all other rules and regulations (the “Regulations”) of the SEC relating to offerings of the type contemplated by the Offering. The Units will be offered and sold pursuant to the registration exemptions provided by Regulation D and Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Issuer that the Units are being offered for sale. To the extent that Units are offered in jurisdictions outside of the United States, such Units will be offered and sold in compliance, in all material respects, with all applicable laws that govern private securities offerings in the applicable country and in all local jurisdictions in which such Units are offered. None of the Issuer, the Operating Company, their respective affiliates, or any person acting on their behalf (other than the Placement Agent, its affiliates or any person acting on their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it.

(b)        As to the Operating Company only, the Memorandum does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the foregoing does not apply to any statements or omissions made (i) by the Issuer therein or (ii) solely in reliance on and in conformity with written information furnished to the Issuer by the Placement Agent specifically for use therein. To the knowledge of the Operating Company, none of the statements, documents, certificates or other items made, prepared or supplied by the Operating Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no facts, circumstances or conditions which the Operating Company has not furnished to the Issuer to be disclosed in the Memorandum and of which the Operating Company is aware that materially adversely affects or that could reasonably be expected to have an Operating Company Group Material Adverse Effect (as defined below). Notwithstanding anything to the contrary herein, the Operating Company makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agent, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation.

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(c)        The Operating Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the requisite power and authority to own its properties and to carry on its business as described in the Memorandum. Section 2(c) of the Schedule of Exceptions lists each entity owned or controlled, directly or indirectly by the Operating Company (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the state or foreign jurisdiction of its incorporation or formation, as applicable, as set forth in Section 2(c) of the Schedule of Exceptions. Except as set forth on Section 2(c) of the Schedule of Exceptions, neither the Operating Company nor any Subsidiary (i) owns or controls, directly or indirectly, any interest in any other corporation, association or other business entity or (ii) participates in any joint venture, partnership or similar arrangement. Each Subsidiary has the requisite company power to own, operate and lease its properties and to carry out its business as described in the Memorandum. Each of the Operating Company and the Subsidiaries (collectively, the “Operating Company Group) is qualified or licensed to do business in the jurisdictions listed in Section 2(c) of the Schedule of Exceptions, except for any failure to be so qualified or licensed that would not have an Operating Company Group Material Adverse Effect. Each member of the Operating Company Group is qualified or licensed to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of its business makes qualification necessary, except for any failure to be so qualified or licensed that would not have an Operating Company Group Material Adverse Effect. The Operating Company has delivered to the Placement Agent a true, correct and complete copy of the organizational documents of each member of the Operating Company Group. No member of the Operating Company Group is in material violation of any provision of any of its organizational documents. As used in this Agreement, “Operating Company Group Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Operating Company Group taken as a whole, or on the transactions contemplated hereby and the other Op Co Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Operating Company to perform its obligations under the Op Co Transaction Documents.

(d)        The Operating Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Subscription Agreement substantially in the form of Annex C to the Memorandum (the “Subscription Agreement”) and the other agreements contemplated hereby (this Agreement and the other agreements contemplated hereby that the Operating Company is executing and delivering hereunder are collectively referred to herein as the “Op Co Transaction Documents”). Prior to the First Closing, each of the Op Co Transaction Documents (other than this Agreement, which has already been authorized) will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Op Co Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Operating Company, enforceable against the Operating Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Operating Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(e)        Except as set forth on Section 2(e) of the Schedule of Exceptions, neither the execution and the delivery of this Agreement or any Op Co Transaction Document, nor the consummation of the transactions contemplated hereby, will (with or without the passage of time or giving of notice): (i) violate any injunction, judgment, order, decree, ruling, charge or other restriction, or any law applicable to any member of the Operating Company Group, (ii) violate any provisions of any of the charter documents of any member of the Operating Company Group, (iii) violate or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a violation or default) under, result in the termination of, accelerate the performance required by any of the terms, conditions or provisions of any Material Contract (as defined in Section 2(k) below) of any member of the Operating Company Group, or by which any member of the Operating Company Group, or any of its respective operating assets, is bound or (iv) result in the creation of any lien, charge or other encumbrance on the assets or properties of any member of the Operating Company Group.

(f)        The financial statements of Hydrofarm, LLC (one of the entities in the Operating Company Group) and its subsidiaries, together with the related notes and supporting schedules, if any, included in the Memorandum, present fairly, in all material respects, the financial condition of Hydrofarm, LLC and its subsidiaries as of the dates specified and the results of operations, statements of cash flow and members’ equity for the periods covered thereby. Such financial statements and related notes were prepared to conform with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Except as set forth in such financial statements or otherwise disclosed in the Memorandum, no member of the Operating Company Group has any known material liabilities of any kind, whether accrued, absolute or contingent, or otherwise, and subsequent to the date of the Memorandum and prior to the date of the First Closing none of such entities shall enter into any material transactions or commitments without promptly thereafter notifying the Placement Agent in writing of any such material transaction or commitment. The other financial and statistical information with respect to any members of the Operating Company Group included in the Memorandum present fairly in all material respects the information shown therein on a basis consistent with the financial statements of Hydrofarm, LLC and its subsidiaries included in the Memorandum. To the knowledge of the Operating Company, there are no facts, circumstances or conditions that could reasonably be expected to have an Operating Company Group Material Adverse Effect that have not been fully disclosed in the Memorandum.

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(g)        Since the date of Hydrofarm, LLC’s most recent financial statements contained in the Memorandum, there has been no Operating Company Group Material Adverse Effect. Except as disclosed in the Memorandum or in Section 2(g) of the Schedule of Exceptions, since the date of Hydrofarm, LLC’s most recent financial statements contained in the Memorandum, no member of the Operating Company Group has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $300,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $300,000. No member of the Operating Company Group has taken any steps to seek protection pursuant to any bankruptcy law nor does any member of the Operating Company Group have any actual knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(h)        Except as described in the Memorandum, in the financial statements of Hydrofarm, LLC or in Section 2(h) of the Schedule of Exceptions, no member of the Operating Company Group has outstanding Indebtedness (as defined below) in excess of $100,000 or is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness. For purposes of this Agreement: (a) “Indebtedness” means, with respect to any Person, without duplication, (i) indebtedness for borrowed money, (ii) amounts owing as deferred purchase price for property or services, including “earn- out” payments, (iii) indebtedness for borrowed money evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (iv) obligations under any interest rate, currency or other hedging or similar agreement, (v) obligations under any performance bond, surety bond, letter of credit or similar instrument, but only to the extent drawn or called as of such time, (vi) all liabilities secured by any lien or other encumbrance on the assets or property owned or held by the Person, (viii) all equityholder loans and employee advances, (ix) all accrued (or earned) and unpaid employee salaries and all accrued (or earned) and unpaid employee bonus payments related to any period of time prior to the date hereof, (x) any indebtedness guaranteed for which the Person is liable, (xi) all accrued and unpaid taxes of such Person and its predecessors, related to any period of time prior to the date hereof, and (xii) deferred revenue of such Person and (b) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(i)        The conduct of business by members of the Operating Company Group as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein any such members currently conduct such business, except as described in the Memorandum or in Section 2(i) of the Schedule of Exceptions. Neither the Operating Company, nor any other member of the Operating Company Group has received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, would have an Operating Company Group Material Adverse Effect, and the Operating Company knows of no facts or set of circumstances which could give rise to such a notice.

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(j)        Each member of the Operating Company Group has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as described in the Memorandum, except as would not, individually or in the aggregate, reasonably be expected to have an Operating Company Group Material Adverse Effect. Except as disclosed in the Memorandum, no member of the Operating Company Group has received written notice of (i) any pending proceedings which could reasonably be expected to result in the revocation, cancellation, suspension of any adverse modification of any such franchises, permits, licenses or other similar authority or (ii) any default under any of such franchises, permits, licenses or other similar authority, except as would not, individually or in the aggregate, reasonably be expected to have an Operating Company Group Material Adverse Effect.

(k)        Except as disclosed in the Memorandum or in Section 2(k) of the Schedule of Exceptions, no breach or default by any member of the Operating Company Group or, to the knowledge of the Operating Company, any other party, exists in the due performance under any of the terms of any note, bond, indenture, mortgage, deed of trust, lease, rental agreement, material contract, material purchase or sales order or other material agreement or instrument to which any member of the Operating Company Group is a party or by which it or its property is bound or affected (each of the foregoing, a “Material Contract”), and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have an Operating Company Group Material Adverse Effect. The Material Contracts disclosed in the Memorandum are accurately described in the Memorandum and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(l)        The members of the Operating Company Group collectively, solely and exclusively own all right, title and interest in, or possesses enforceable rights to use, all patents, patent applications, trademarks, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes and formulations necessary for the conduct of its business as now conducted (collectively, the “Intangibles”), except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have an Operating Company Group Material Adverse Effect. To the Operating Company’s knowledge, no member of the Operating Company Group has infringed upon the rights of others with respect to the Intangibles and, except as disclosed in the Memorandum, no member of the Operating Company Group has received any notice that such member has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, nor has such member received any written notice of conflict with the asserted rights of others with respect to the Intangibles. To the knowledge of the Operating Company, all such Intangibles are enforceable and no others have infringed upon the rights of any members of the Operating Company Group with respect to the Intangibles. None of the Operating Company Group’s Intangibles have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. All current and former officers, employees, consultants and independent contractors of each member of the Operating Company Group having access to proprietary information of a member of the Operating Company Group, its customers or business partners and inventions owned by any member of the Operating Company Group have executed and delivered to the applicable member of the Operating Company Group an agreement regarding the protection of such proprietary information. The Operating Company Group has secured, by valid written assignments from all of Operating Company Group’s current and former consultants, independent contractors and employees who were involved in, or who contributed to, the creation or development of any Intangibles, unencumbered and unrestricted exclusive ownership of each such third party’s Intangibles in their respective contributions, except where the failure to do so would not individually or in the aggregate, reasonably be expected to have an Operating Company Group Material Adverse Effect. No current or former employee, officer, director, consultant or independent contractor of any member of the Operating Company Group has any right, license, claim or interest whatsoever in or with respect to any Intangibles.

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(m)        To the Operating Company’s knowledge, all computer, information technology and data processing systems, facilities and services used by each member of the Operating Company Group, including all software, hardware, networks, communications facilities, platforms and related systems and services used by each such member (collectively, “Systems”) operate and perform in accordance with their documentation and functional specifications and otherwise as required by each such member and are free of (i) any critical defects, including any critical error or critical omission in the processing of any transactions and (ii) any disabling codes or instructions and any “back door,” “time bomb, “Trojan Horse,” “worm,” “drop dead device,” “virus,” or hardware components (collectively, “Contaminants”) that would permit or cause unauthorized access or the unauthorized disruption, impairment, disablement of such Systems (or any parts thereof) or erasure of any Personally Identifiable Information (as defined below), except as would not, individually or in the aggregate, reasonably be expected to have an Operating Company Group Material Adverse Effect. Each member of the Operating Company Group takes and has taken reasonable steps and implements and has implemented reasonable procedures designed to (x) ensure that their Systems are free from Contaminants, (y) ensure the security and integrity of any Personally Identifiable Information and protect against hazards or threats to the security or integrity of any Personally Identifiable Information and (z) prevent unauthorized access to Personally Identifiable Information, except as would not, individually or in the aggregate, reasonably be expected to have an Operating Company Group Material Adverse Effect. “Personally Identifiable Information” means any information that specifically identifies, or is capable of identifying, any individual Person, whether a living or dead, including any information that could be associated with such individual, such as an address, e-mail address, telephone number, health information, financial information, drivers’ license number, location information, or government issued identification number. Each member of the Operating Company Group has reasonable disaster recovery plans, procedures and facilities in place.

(n)        Except as set forth in the Memorandum or Section 2(n) of the Schedule of Exceptions, no member of the Operating Company Group is a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer of any member of the Operating Company Group has provided written notice that such officer intends to leave the Operating Company Group or otherwise terminate such officer's employment with the Operating Company Group. No executive officer of any member of the Operating Company Group, to the knowledge of the Operating Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Operating Company Group to any material liability with respect to any of the foregoing matters. Each member of the Operating Company Group is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in an Operating Company Group Material Adverse Effect.

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(o)        Except as (i) set forth in the Memorandum, (ii) on Section 2(o) of the Schedule of Exceptions, (iii) may be required under state securities or Blue Sky laws or (iv) will have been obtained or made on or prior to the First Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court or governmental authority or other Person on the part of any member of the Operating Company Group is required in connection with the consummation of the transactions contemplated herein or in the other Op Co Transaction Documents.

(p)        The inventory of the Operating Company Group (i) is in good, merchantable and useable condition, (ii) is, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business consistent with past practice and in the case of all other inventory, of a quality and quantity useable in the ordinary course of business consistent with past practice. The inventory obsolescence policies of each member of the Operating Company Group are appropriate for the nature of the products sold and the marketing methods used by each of such members of the Operating Company Group.

(q)        Subsequent to the respective dates as of which information is given in the Memorandum, the Operating Company has operated its business in the ordinary course and, except as may otherwise be set forth in the Memorandum, there has been no: (i) Operating Company Group Material Adverse Effect; (ii) transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its board of directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of Operating Company or (v) agreement to permit any of the foregoing.

(r)        Except as set forth in the Memorandum or in Section 2(r) of the Schedule of Exceptions, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of Operating Company, threatened, against any members of the Operating Company Group, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to such member of the Operating Company Group or such officer or director, could reasonably be expected to have an Operating Company Group Material Adverse Effect. No member of the Operating Company Group is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any governmental authority that has not been satisfied in full or otherwise discharged.

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(s)        No member of the Operating Company Group is in violation of any: (i) statute, rule or regulation applicable to such member, the violation of which would have an Operating Company Group Material Adverse Effect; or (ii) judgment, decree or order of any court or governmental body having jurisdiction over such member of the Operating Company Group, which violation or violations individually, or in the aggregate, could reasonably be expected to have an Operating Company Group Material Adverse Effect.

(t)        Except as disclosed in the Memorandum or in Section 2(t) of the Schedule of Exceptions, none of the stockholders of the Operating Company, or any director, officer or manager of the Operating Company or any Subsidiary (i) owns, directly or indirectly, any interest in any Person which is a competitor, supplier or customer of any member of the Operating Company Group (unless such person is a publicly traded company), (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including any of the Intangibles) which is utilized by or in connection with the business of any member of the Operating Company Group, (iii) is a customer of, or supplier to, any member of the Operating Company Group or (iv) directly or indirectly has an interest in or is a party to any Material Contract pertaining or relating to any member of the Operating Company Group. In addition, except as disclosed in the Memorandum or on Section 2(t) of the Schedule of Exceptions, no stockholder of the Operating Company, director, officer or employee of the Operating Company or any Stockholder, nor, to the knowledge of the Operating Company, any affiliate of any such person is presently, directly or indirectly through his/her affiliation with any other person or entity, a party to any loan from any member of the Operating Company Group.

(u)        Each of the Operating Company and the Subsidiaries has filed, on a timely basis, each federal, state, local and foreign tax return, report and declarations that were required to be filed, or has requested an extension therefor and has paid all taxes and all related assessments, charges, penalties and interest to the extent that the same have become due. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Operating Company know of no basis for any such claim. Neither the Operating Company nor any Subsidiary has executed any waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To the knowledge of Operating Company, none of the Operating Company Group’s tax returns is presently being audited by any taxing authority. No liens have been filed and no claims are being asserted by or against any member of the Operating Company Group with respect to any taxes (other than liens for taxes not yet due and payable). The Operating Company has received no notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Neither the Operating Company nor any Subsidiary is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. The Operating Company and the Subsidiaries have complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

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(v)        Except as otherwise disclosed in the Memorandum, (i) each member of the Company Group has at all times conducted and currently conducts its business in compliance, in all material respects, with all Environmental Laws (as defined below), including having and complying with all environmental permits, licenses and other approvals and authorizations necessary for the operation of its business as presently conducted, (ii) no member of the Company Group has received any communication from any governmental entity or any other Person alleging that it may be or was in violation of, or liable under, any Environmental Law, and (iii) there is no claim pending, or to the Operating Company’s knowledge, threatened, against the Operating Company or any member of the Company Group arising under any Environmental Law. For purposes hereof, “Environmental Law” means any applicable Federal, state, local or foreign laws, relating to (a) the protection, preservation or restoration of the environment (including, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances, in each case as amended and as in effect on the date hereof. “Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance for which exposure is regulated by any governmental entity or any Environmental Law including, but not limited to, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

(w)        Except as disclosed in the Memorandum or as set forth on Section 2(w) of the Schedule of Exceptions, neither the Operating Company nor any Subsidiary owns any real property. Each of the Operating Company and the Subsidiaries has good and marketable title to all personal property and assets reflected as owned by it in the Financial Statements referred to in Section 2(f) above and which are material to the business of the Operating Company or such Subsidiary, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property. The real property, improvements, equipment and personal property held under lease by each of the Operating Company and the Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property. With respect to the property and assets leased, each member of the Operating Company Group is in compliance with such leases.

(x)        Each member of the Operating Company Group and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Operating Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. Each “employee benefit plan” established or maintained by the Operating Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(y)        Neither the Operating Company, any Subsidiary, nor, to the knowledge of the Operating Company or any Subsidiary, any director, officer, agent, employee or other Person acting on behalf of any of such entities has, in the course of its actions for, or on behalf of, the Operating Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z)        No member of the Operating Company Group is obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering (other than to the Placement Agent), and the Operating Company hereby agrees to indemnify the Placement Agent from any such claim made by any other person, as more fully set forth in Section 8 hereof. The Operating Company has not offered for sale or solicited offers to purchase the Units except for negotiations with the Placement Agent.

(aa)      [Reserved].

(bb)      The Operating Company and the Subsidiaries have established internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)      Each of the Operating Company and the Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers liability.

(dd)      The Operating Company and the Subsidiaries have established or are in the process of establishing “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)), which (i) are designed to ensure that material information relating to the Operating Company and the Subsidiaries is made known to the Operating Company’s or the Subsidiaries’ principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act would be prepared, and (ii) such disclosure controls and procedures are effective to perform the functions for which they were established. The Operating Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Operating Company’s or Subsidiaries’ internal controls.

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(ee)      The Operating Company, as well as all Operating Company Related Persons (as defined below) are not subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each a “Disqualification Event”). The Operating Company has exercised reasonable care to determine whether any Operating Company Related Person is subject to a Disqualification Event. The Memorandum contains a true and complete description of the matters required to be disclosed with respect to the Operating Company and the Operating Company Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Operating Company Related Persons” means any predecessor of the Operating Company, any affiliated Operating Company, any director, executive officer, other officer of the Operating Company participating in the Offering, any general partner or managing member of the Operating Company, any beneficial owner of 20% or more of the Operating Company’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with the Operating Company in any capacity. The Operating Company agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to any Operating Company Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Operating Company Related Person.

(ff)      [Reserved].

(gg)     No representation or warranty by the Operating Company contained in Section 2 of this Agreement and no statement by the Operating Company contained in the Schedule of Exceptions to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they are made, not misleading.

2A.        Representations, Warranties and Covenants of the Issuer. The representations and warranties of the Issuer (as used in this Section 2A, “Issuer” refers to Hydrofarm Holdings Group, Inc. and its subsidiaries) contained in this Section 2A are true and correct as of the date of this Agreement.

(a)        The Memorandum has been prepared in conformity with all applicable laws, and is in compliance in all material respects with Regulation D and Section 4(a)(2) of Act and the requirements of all other Regulations of the SEC relating to offerings of the type contemplated by the Offering. The Units will be offered and sold pursuant to the registration exemptions provided by Regulation D and Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective Regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Issuer that the Units are being offered for sale. To the extent that Units are offered in jurisdictions outside of the United States, such Units will be offered and sold in compliance, in all material respects, with all applicable laws that govern private securities offerings in the applicable country and in all local jurisdictions in which such Units are offered. None of the Issuer, its affiliates, or any person acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. None of the Issuer, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

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(b)        The Issuer is duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authority to own its properties and to carry on its business as described in the Memorandum. The Issuer is not a participant in any joint venture, partnership or similar arrangement and, except for Merger Sub, does not directly or indirectly own any subsidiaries or otherwise own or hold capital stock or an equity or similar interest in any entity. The Issuer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have an Issuer Material Adverse Effect. As used in this Agreement, “Issuer Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Issuer, taken as a whole, or on the transactions contemplated hereby and the other Issuer Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Issuer to perform its obligations under the Issuer Transaction Documents (as defined below).

(c)        As to the Issuer only, the Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading: provided, however, the foregoing does not apply to any statements or omissions made (i) by the Operating Company, or (ii) solely in reliance on and in conformity with written information furnished to the Issuer by the Operating Company or the Placement Agent specifically for use in the preparation thereof. To the knowledge of the Issuer, none of the statements, documents, certificates or other items made, prepared or supplied by the Issuer with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. There is no fact which the Issuer has not disclosed in the Memorandum and of which the Issuer is aware that could reasonably be expected to have an Issuer Material Adverse Effect. Notwithstanding anything to the contrary herein, the Issuer makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agent or its representatives by the Issuer, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation.

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(d)        The Issuer has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum), to enter into and perform its obligations under this Agreement, the Subscription Agreement, the Registration Rights Agreement substantially in the form of Annex B to the Memorandum (the “Registration Rights Agreement”), the Escrow Agreement (as hereinafter defined) and the other agreements contemplated hereby (this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Escrow Agreement and the other agreements contemplated hereby that the Issuer is executing and delivering hereunder are collectively referred to herein as the “Issuer Transaction Documents ”) and subject to necessary Board and stockholder approvals, to issue, sell and deliver the Units, the shares of Common Stock and Investor Warrants comprising the Units, the Agent Warrants (as defined in Section 3(b)) and the Agent Warrant Shares (as defined in Section 3(b)). Prior to the First Closing, each of the Issuer Transaction Documents (other than this Agreement, which has already been authorized) will have been duly authorized. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Issuer Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Issuer’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)        None of the execution and delivery of, or performance by the Issuer under this Agreement or any of the other Issuer Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Issuer under any agreement or other instrument to which the Issuer is a party or by which the Issuer or its assets may be bound, or any term of the certificate of incorporation or by-laws of the Issuer, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Issuer or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Issuer’s certificate of incorporation or by-laws) which would not, or could not reasonably be expected to, have an Issuer Material Adverse Effect.

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(f)        As of the date of the First Closing, the Issuer will have the authorized and outstanding capital stock as set forth under the heading “Capitalization” in the Memorandum. All outstanding shares of capital stock of the Issuer are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as described in the Memorandum, as of the date of the First Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Issuer or others to purchase or acquire any shares of capital stock or other equity securities of the Issuer or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Issuer are reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Issuer, including, without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person holds a right to require the Issuer to register any securities of the Issuer under the Act or to participate in any such registration. As of the date of the First Closing, the issued and outstanding shares of capital stock of the Issuer will conform in all material respects to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof. All issuances by the Issuer of its securities prior to the Offering have been, at the times of their issuance, exempt from registration under the Act and any applicable state securities laws.

(g)        Immediately prior to the First Closing, the shares of Common Stock and Investor Warrants comprising the Units, the Agent Warrants and the Agent Warrant Shares will have been duly authorized and, when issued and delivered against payment therefor as provided in the Issuer Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of any of the shares of Common Stock and Investor Warrants comprising the Units, the Agent Warrants or the Agent Warrant Shares will be subject to personal liability solely by reason of being such a holder, and except as described in the Memorandum, none of the shares of Common Stock underlying the Investor Warrants the Agent Warrants or the Agent Warrant Shares are subject to preemptive or similar rights of any stockholder or security holder of the Issuer or an adjustment under the anti-dilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Issuer. Immediately prior to the First Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the exercise of the Investor Warrants and the Agent Warrants.

(h)        Except (i) as set forth in the Memorandum, (ii) as set forth on Section 2A(H) of the Schedule of Exceptions, (iii) as may be required for under state securities or Blue Sky laws, (iv) for filings that may be required to be made with the SEC, or (v) as will have been made on or prior to the First Closing, no consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Issuer Transaction Documents.

(i)        Subsequent to the respective dates as of which information is given in the Memorandum, the Issuer has operated its business in the ordinary course and, except as may otherwise be set forth in the Memorandum, there has been no: (i) Issuer Material Adverse Effect; (ii) transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than pursuant to equity incentive plans approved by its Board of Directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of the Issuer; or (v) agreement to permit any of the foregoing.

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(j)        Except as set forth in the Memorandum, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of the Issuer, threatened, against the Issuer, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to the Issuer or such officer or director, could reasonably be expected to have an Issuer Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the enforceability thereof.

(k)        The Issuer is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering (other than to the Placement Agent), and hereby agrees to indemnify the Placement Agent from any such claim made by any other person, as more fully set forth in Section 8 hereof. The Issuer has not offered for sale or solicited offers to purchase the Units except for negotiations with the Placement Agent. Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of the Issuer’s securities to which the Placement Agent’s rights, described herein, shall apply.

(l)        Neither the sale of the Units by the Issuer nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Issuer is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Issuer and its subsidiaries, if any, are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(m)        Until the earlier of (i) the Termination Date and (ii) the Final Closing, the Issuer will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agent’s prior consent.

(n)        Following the First Closing, the Issuer will coordinate with Operating Company to establish internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)     transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii)    access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)        Following the First Closing, the Issuer will coordinate with the Operating Company to establish “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act)), which (i) are designed to ensure that material information relating to the Issuer is made known to the Issuer’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act would be prepared, and (ii) such disclosure controls and procedures are effective to perform the functions for which they were established. The Issuer is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Issuer’s internal controls.

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(p)        Neither the Issuer nor any Issuer Related Persons (as defined below) are subject to any Disqualification Event. Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Memorandum contains a true and complete description of the matters required to be disclosed with respect to the Issuer and Issuer Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Issuer Related Persons ” means any predecessor of the Issuer, any affiliated issuer, any director, executive officer, other officer of Issuer participating in the Offering, any general partner or managing member of the Issuer, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with the Issuer in any capacity. The Issuer agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to any Issuer Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Related Person.

(q)        [RESERVED]

(r)        Full Disclosure. No representation or warranty contained in Section 2A of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties.

2B.        Representations, Warranties and Covenants of Placement Agent. The Placement Agent represents and warrants to each of the Operating Company and the Issuer that the following representations and warranties are true and correct as of the date of this Agreement:

(a)        AGP is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b)        Aegis is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(c)        This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by each of the Operating Company and the Issuer, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

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(d)        None of the execution and delivery of or performance by the Placement Agent under this Agreement or any other agreement or document entered into by the Placement Agent in connection herewith or the consummation of the transactions herein or therein contemplated conflicts with or violates, any agreement or other instrument to which the Placement Agent is a party or by which its assets may be bound, or any term of its certificate of incorporation or by-laws, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to Placement Agent or any of its assets, except in each case as would not have a material adverse effect on the transactions contemplated hereby.

(e)        Each Placement Agent is a member in good standing of FINRA and is registered as a broker-dealer under the Exchange Act, and under the securities acts of each state into which it is making offers or sales of the Units. Each Placement Agent is in compliance with all applicable rules and regulations of the SEC and FINRA, except to the extent that such noncompliance would not have a material adverse effect on the transactions contemplated hereby. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing (other than the Issuer, the Operating Company, or their affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it.

(f)        Except as set forth below, neither Placement Agent nor any Placement Agent Related Persons (as defined below) are subject to any Disqualification Event. Placement Agent has exercised reasonable care to determine whether any Placement Agent Covered Person is subject to a Disqualification Event. The Memorandum contains a true and complete description of the matters required to be disclosed with respect to Placement Agent and Placement Agent Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Placement Agent Related Persons” means any director, general partner, managing member, executive officer, or other officer of Placement Agent participating in the Offering. Placement Agent agrees to promptly notify the Issuer and the Operating Company in writing of (i) any Disqualification Event relating to any Placement Agent Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person. On March 28, 2018, Aegis entered into an Order of Settlement (the “Order”) with the SEC, which would constitute a Disqualification Event under Rule 506(d) of Regulation D. Aegis has been granted a waiver by the SEC from any disqualification that would arise as to Aegis under Rule 506 of Regulation D by reason of the entry of the Order on the terms set forth in a letter from the SEC dated March 28, 2018.

3.        Placement Agent Compensation.

(a)        In connection with the Offering, the Issuer will pay at each Closing (as defined in Section 4(e) below) a cash fee (the “Agent Cash Fee”) to the Placement Agent equal to 7% of the gross proceeds from the sale of the Units consummated at such Closing (subject to reduction at the sole discretion of the Placement Agent). For clarification purposes only, the Placement Agent shall not be entitled to the Agent Compensation, or any other compensation in respect of, the Concurrent Offering.

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(b)        As additional compensation, at or within ten (10) business days following the Final Closing, the Issuer will issue to the Placement Agent (or its designee(s)) for nominal consideration), warrants (the “Agent Warrants”). The Agent Warrants shall be exercisable for the same time period as the Investor Warrants and for that number of shares of Common Stock equaling 7% of the number of shares of Common Stock (i) included in the Units at an exercise price of $2.50 per share and (ii) issuable upon exercise of the Investor Warrants, at an exercise price of $5.00 per share. The Agent’s Warrants shall provide for a cashless exercise right and shall not be callable by the Company. The Agent Warrants shall be allocated and disbursed between AGP, Aegis and their respective designees per the written instructions of the Placement Agent (the “Agent Warrant Instruction Letter”) to be delivered to the Company promptly following the Final Closing. The Company shall deliver such Agent Warrants to the Placement Agent within ten (10) business days following the delivery of the Agent Warrant Instruction Letter. The Agent Cash Fee and Agent Warrants are sometimes referred to herein collectively as “Agent Compensation.”

(c)        At each Closing, the Issuer will pay Placement Agent a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units sold at such closing (the “Agent Expense Allowance”). The Placement Agent will not bear any of the Issuer’s or the Operating Company’s legal, accounting, printing or other expenses in connection with any transaction contemplated hereby. The Placement Agent will pay for its own expenses, including its legal fees and expenses, from the Agent Expense Allowance.

(d)        The Company shall also pay and issue to the Placement Agent the Agent Compensation calculated according to the percentages set forth in Sections 3(a) and (b) of this Agreement, if any person or entity contacted by the Placement Agent and provided with a Memorandum during the Offering Period (other than existing shareholders, officers and directors of the Operating Company) and with whom the Placement Agent has discussions regarding a potential investment in the Offering, invests in the Company (other than through open market purchases or securities purchased in any underwritten public offering) and irrespective of whether such potential investor purchased Units in the Offering (the “Tail Investors”) at any time prior to the earlier of the date that is twelve (12) months after the Termination Date or the Final Closing (“Tail Period”), whichever is applicable. The names of Tail Investors shall be provided in writing by the Placement Agent to the Company upon written request within 10 days following the Termination Date or the Final Closing, as the case may be (the “Tail Investor List”). The Company acknowledges and agrees that the Tail Investor List is proprietary to the Placement Agent, shall be maintained in strict confidence by the Company and those persons/entities on such list shall not be contacted by the Company without the Placement Agent’s prior written consent; provided, however, that such restrictions shall not apply to ordinary course stockholder communications by the Company to its stockholders. In the event AGP exercises its ROFR (as defined below) with respect to an offering pursuant to the provisions of Section 3(e), the specific compensation terms to the Placement Agent that are negotiated in such offering shall govern and the provisions of this Section 3(d) will not be operative with respect to such offering.

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(e)        Effective upon the sale of the Minimum Amount, the Company hereby grants to AGP, for a period of twelve (12) months following the Final Closing (the “ROFR Term ”), the irrevocable preferential right of first refusal (“ROFR”) solely to act as lead placement agent or underwriter for any proposed private placement or public offering of the Company’s securities (equity or debt, but excluding any institutional bank debt and any securities sold directly to investors without the assistance of a registered broker-dealer). In that regard, it is understood that if the Company determines to pursue a financing during the ROFR Term in which a third party placement agent or underwriter will be engaged, the Company shall promptly provide AGP with a written notice of such intention and statement of terms (the “Notice”). If, within ten (10) business days of the receipt of the Notice, AGP does not accept in writing such offer to act as lead placement agent or underwriter with respect to such offering upon the terms proposed, then the Company shall be entitled to engage a placement agent or underwriter other than AGP; provided that the terms of the compensation to be paid to such other placement agent or underwriter are not materially less favorable to the Company than the terms included in the Notice. AGP’s failure to exercise these preferential rights in any situation shall not affect its preferential rights to any subsequent offering during the ROFR Term. Each of Operating Company and the Issuer represent and warrant that no other person has any right to participate in any offer, sale or distribution of Operating Company’s or the Issuer’s securities to which AGP’s preferential rights shall apply.

(f)        In the event the First Closing is consummated, the Issuer agrees that it shall take, and shall cause its board of directors (the “Board of Directors”) to take, all action within its powers to nominate (i) one (1) representative designated by the Placement Agent (the “PA Director”) as a member of the Board of Directors of the Issuer and (ii) one designee (the “PA Observer”) to attend all meetings of the Board of Directors in a nonvoting observer capacity. In this regard, the Company shall give the PA Director and PA Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the PA Director and PA Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the PA Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel. In addition, as a Board of Directors designee and observer, PA Director and PA Observer shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including but not limited to, meals, lodging and transportation. The PA Director shall be entitled to (i) the same indemnification protections afforded to other directors of the Issuer, including the Issuer’s maintenance of an insurance policy providing liability insurance for directors and officers of the Issuer, (ii) cash compensation commensurate to what is provided to other board members of Issuer and (iii) equity compensation in amounts to be determined based on the pool that is made available to non-employee directors of the Company. This provision shall terminate three years from the date of the First Closing.

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(g)        In the event the Issuer elects to redeem the Investor Warrants pursuant to the provisions thereto, the Placement Agent will be engaged as exclusive warrant solicitation agent at least 20 calendar days prior to the time notice of redemption is delivered to holders of Investor Warrants. The engagement letter will provide for the payment to the Placement Agent of a cash fee of 5% of the net cash proceeds from the exercise of each Investor Warrant exercised by an Investor Warrant holder that has been solicited by the Placement Agent following a redemption notice, together with a mutually agreeable expense reimbursement cap.

4.        Subscription and Closing Procedures.

(a)        The Issuer shall cause to be delivered to the Placement Agent copies of the Memorandum and each of the Operating Company and the Issuer have consented, and hereby consent, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby each authorize the Placement Agent and its agents and employees to use the Memorandum in connection with the offering of the Units until the earlier of (i) the Termination Date or (ii) the Final Closing, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Units.

(b)        During the Offering Period, each of the Operating Company and the Issuer shall make available to the Placement Agent and its representatives such information as may be reasonably requested in making a reasonable investigation of the Operating Company and the Issuer and their respective affairs and shall provide access to such employees during normal business hours as shall be reasonably requested by the Placement Agent.

(c)        Each prospective purchaser will be required to complete and execute an original omnibus signature page, for each of the Subscription Agreement and the Registration Rights Agreement (together, the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof, together with the subscriber’s wire transfer in the full amount of the purchase price for the number of Units desired to be purchased to the Escrow Account (defined below), subject to the Escrow Agent’s (as defined below) right to accept a check in lieu of a wire transfer.

(d)        All funds for subscriptions received by the Placement Agent from the Offering (not otherwise wired directly to the Escrow Agent), if any, will be promptly forwarded by the Placement Agent and deposited into a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”) . All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Issuer, the Placement Agent and the Escrow Agent (the “Escrow Agreement”). The Issuer will pay all fees related to the establishment and maintenance of the Escrow Account. The Issuer will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing, the Issuer and the Operating Company will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Placement Agent on the Issuer’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions.

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(e)        If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the First Closing shall be held promptly with respect to Units sold. Thereafter remaining Units will continue to be offered and sold until the Termination Date and additional closings (each a “Closing”) may from time to time be conducted at times mutually agreed to by the Placement Agent and the Issuer with respect to additional Units sold, with the final closing (“Final Closing”) to occur within ten (10) days after the earlier of the Termination Date and the date on which the all Units has been fully subscribed for. Delivery of payment for the accepted subscriptions for Units from funds held in the Escrow Account will be made at each Closing against delivery of the Shares and Investor Warrants by the Issuer. The Issuer shall deliver the original Shares and Investor Warrants to investors per instructions to be provided by Placement Agent within ten (10) business days following each Closing. The date of any Closing hereunder is sometimes referred to herein as a “Closing Date”).

(f)        If Subscription Documents for at least the Minimum Amount have not been received and accepted by the Issuer on or before the Termination Date for any reason, the Offering will be terminated, no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5.        Further Covenants. The Operating Company and the Issuer, jointly and severally, hereby covenant and agree that:

(a)        Except upon prior written notice to the Placement Agent, neither the Operating Company nor the Issuer shall, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b)        If, at any time prior to the Final Closing, any event shall occur that causes (i)  an Operating Company Group Material Adverse Effect or (ii) an Issuer Material Adverse Effect Material Adverse Effect, which as a result it becomes necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, either the Operating Company, in the case of an Operating Company Group Material Adverse Effect, or the Issuer, in the case of an Issuer Company Material Adverse Effect, will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request for delivery by the Placement Agent to potential subscribers. Neither the Operating Company nor the Issuer will at any time before the Final Closing prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Operating Company or the Issuer is advised thereof, the Operating Company or the Issuer, as applicable, will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Operating Company and the Issuer will use their reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

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(c)        The Operating Company and the Issuer shall comply with the Act, the Exchange Act and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Issuer’s Blue Sky counsel has advised the Placement Agent, the Operating Company and/or the Issuer that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all reports on Form D as are required.

(d)        The Issuer shall use its best efforts to qualify the Units for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Issuer and the Placement Agent, and the Issuer will make or cause to be made such applications and furnish information as may be required for such purposes, provided that the Issuer will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process. The Issuer will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.

(e)        The Issuer shall place a legend on the certificates representing the Shares, the Investor Warrants and the Agent Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f)        The Issuer shall apply the net proceeds from the sale of the Units for the purposes substantially as described in the Memorandum under the caption “Use of Proceeds.” Except as set forth in the Memorandum, the Issuer shall not use any of the net proceeds of the Offering to repay indebtedness to officers, directors or stockholders of the Issuer without the prior written consent of the Placement Agent.

(g)        During the Offering Period, the Operating Company and the Issuer shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an officer of the Operating Company or the Issuer, as applicable, concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent the Operating Company or the Issuer possesses such information or can acquire it without unreasonable expense.

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(h)        Except upon obtaining the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, the Operating Company and the Issuer shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Memorandum or with respect to the Concurrent Offering (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Memorandum; (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities; provided that (a) the Issuer shall be permitted to issue stock options, restricted stock and/or restricted stock units, including such as are convertible into, or exercisable for, shares of Common Stock to officers, directors and employees of the Issuer as described in the Memorandum, (b) the Issuer may adopt an equity incentive plan (the “Equity Incentive Plan”) providing for the grant of awards to qualified participants of up to 12.5% of its fully-diluted capitalization after final closing of the Offering, (c) after the Final Closing or Termination Date, the Issuer may file a registration statement on Form S-8 in connection with the registration of Common Stock issuable under the Equity Incentive Plan, (d) the Issuer may conduct and direct the issuance of equity of the Operating Company Group in connection with the potential acquisition of BWGS, LLC; (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any acquisition or (vi) change its business or operations.

(i)        The Operating Company or the Issuer, as applicable, shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Shares, Investor Warrants and the Agent Warrants and will also pay the Operating Company’s and Issuer's own expenses for accounting fees, legal fees and other costs involved with the Offering. The Issuer will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. All Blue Sky filings related to this Offering shall be prepared by the Operating Company’s counsel, on behalf of the Issuer, at the Issuer’s expense, with copies of all filings to be promptly forwarded to the Placement Agent. Further, as promptly as practicable after the Final Closing, the Issuer shall prepare, at its own expense, velobound “closing binders” relating to the Offering and will distribute one such binder to each of the Placement Agent and its counsel.

(j)        Until the earlier of (i) the Termination Date and (ii) the Final Closing, neither the Operating Company, the Issuer nor any person or entity acting on such person’s behalf will negotiate with any other placement agent or underwriter with respect to a private offering of such entity’s debt or equity securities. Neither the Operating Company nor the Issuer nor anyone acting on the such person’s behalf will, until the earlier of the Termination Date or the Final Closing, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for any securities of the Issuer from, or otherwise approach or negotiate in respect thereof with, any other person.

(k)        Until the earlier of (i) the Termination Date and (ii) the Final Closing (as defined below), no member of the Operating Company Group will issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agent’s prior consent.

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5.A.        Placement Agent Further Covenants.

The Placement Agent shall not, at any time during the Offering Period, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date). Offers and sales of the Units by the Placement Agent will be made in accordance with this Agreement and in compliance with the provisions of Regulation D, Regulation S, if applicable, and the Securities Act.

6.        Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)        Each of the representations and warranties made by the Operating Company and the Issuer qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Issuer and the Operating Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)        Each of the Operating Company and the Issuer (and the Company following the First Closing) shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by each of them at or before the Closing.

(c)        The Memorandum, as of its date, did not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)        The Operating Company and the Issuer shall have obtained all consents, waivers and approvals required to be obtained by them in connection with the consummation of the transactions contemplated hereby.

(e)       No order suspending the use of the Memorandum or enjoining the Offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the knowledge of either the Operating Company or the Issuer, threatened.

(f)        At the First Closing, the Placement Agent shall have received a certificate of the Chief Executive Officer of each of the Operating Company and the Issuer (the Company only for subsequent Closings), dated as of the date of the First Closing, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) above.

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(g)        Each of the Operating Company and the Issuer shall have delivered to the Placement Agent: (i) a certified charter document and good standing certificate (Operating Company, Issuer, Hydrofarm Holdings, LLC and Hydrofarm, LLC for good standing certificates), each dated as of a date within three (3) days prior to the First Closing from the secretary of state of its jurisdiction of incorporation; (ii) resolutions of the board of directors of each of the Operating Company and the Issuer approving this Agreement and the transactions and agreements contemplated by this Agreement, the Merger Agreement and the Memorandum, certified by the Chief Executive Officer of the Operating Company and the Chief Executive Officer of the Issuer; and (iii) resolutions of the board of directors and shareholders of each of the Operating Company, the Issuer and Merger Sub, as applicable, approving the Merger Agreement and the transactions and agreements contemplated by the Merger Agreement

(h)        At each Closing, the Company shall pay and/or issue to the Placement Agent the Agent Cash Fee and Agent Expense Allowance earned in such Closing. Agent Warrants shall be delivered to the Placement Agent in accordance with Section 3(b) hereto.

(i)        At the First Closing, (i) the Operating Company shall deliver to the Placement Agent a signed opinion of Perkins Coie LLP, counsel to the Operating Company, dated as of the Closing Date, substantially in the form annexed hereto as Exhibit A-1 and (ii) the Issuer shall deliver to the Placement Agent a signed opinion of N.I. Jacobs and Associates, counsel to the Issuer, dated as of the Closing Date, substantially in the form annexed hereto as Exhibit A-2. At all subsequent Closings, the Company shall deliver to the Placement Agent a signed opinion of Perkins Coie LLP, counsel to the Company following the First Closing, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(j)        With respect to the First Closing only, the Merger per the terms of the Merger Agreement and the Concurrent Offering shall have been consummated.

(k)        Lock -up agreements with all of the Company’s officers, directors and stockholders owning in the aggregate 5% or more of the capital stock of the Company measured at the time of the First Closing, in form and substance reasonably acceptable to the Placement Agent and consistent with the terms set forth in the Memorandum, shall have been executed and delivered to the Placement Agent.

(l)        The Operating Company shall have entered into amendments and/or new definitive agreements with respect to its asset based revolving credit facility with Bank of America, N.A., dated May 12, 2017, and as amended on November 7, 2016 and May 18, 2018, and its term loan agreement with Brightwood Loan Services, LLC, dated November 8, 2017, and as amended on May 18, 2018, all on terms reasonably acceptable to the Operating Company, the Issuer and the Placement Agent.

(m)        The Issuer, Hydrofarm and the Merger Sub shall have obtained all necessary approvals and consents as may be required to consummate the Merger.

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(n)        Immediately prior to the First Closing, and in conjunction with the consummation of the Merger, the shareholders of Hydrofarm shall terminate their existing Shareholders Agreement dated as of May 10, 2017 and the Management Agreement of Hydrofarm Holdings LLC dated May 12, 2017 will be terminated.

(o)        Within five (5) business days prior to the First Closing, the Placement Agent shall have received a “cold comfort letter” from MNP LLP, the Operating Company Group’s independent public accountants (the “Auditor”), containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Memorandum addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and the Auditor; provided, however that the Auditor shall not be required to provide comfort with respect to the unaudited financial statements for the six month period ended June 30, 2018 (“Stub Period FS”) or references to such Stub Period FS that appear in the Memorandum (such statements shall be covered internally by the Chief Financial officer of the Hydrofarm). As of each Closing Date, the Placement Agent shall have received from the Auditor a letter, dated as of such date to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to the prior sentence, except that the specified date referred to therein shall be a date not more than three (3) business days prior to such Closing Date and comfort shall be provided by the Auditor on the Stub Period FS and references to such Stub Period FS that appear in the Memorandum in the first bring down letter that follows its review of the Stub Period FS and in any event no later than the bring down letter that is delivered in connection with the Final Closing.

(p)        All proceedings taken at or prior to any Closing in connection with the authorization, issuance and sale of the Shares and Investor Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

7.        Conditions of the Issuer’s and the Operating Company’s Obligations. The obligations of the Issuer and the Operating Company hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions or subject to the waiver of such condition or conditions by the Issuer:

(a)        Each of the representations and warranties made by the Placement Agent shall be true and correct at all times prior to and on each Closing Date.

(b)        The Placement Agent shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it at or before the Closing.

(c)        The Issuer shall have received a certificate of an officer of the Placement Agent, dated as of the Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a) and (b) above.

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(d)        No order suspending the use of the Memorandum or enjoining the Offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Issuer’s knowledge, be contemplated or threatened.

(e)        Lock-up agreements with all stockholders of the Issuer prior to the consummation of the Merger, which include but are not limited to employees and affiliates of the Placement Agent in form and substance reasonably acceptable to the Operating Company and consistent with the terms set forth in the Memorandum, shall have been executed and delivered to the Operating Company and the Issuer.

8.        Indemnification.

(a)        The Issuer and the Operating Company, severally if the Mergers do not occur, and jointly and severally following the consummation of the Mergers will: (i) indemnify and hold harmless the Placement Agent, its agents and their respective officers, directors, employees, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Section 15 of the Act or Section 20(a) of the Exchange Act and such selected dealers (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject (x) under the Act or otherwise, in connection with the offer and sale of the Units and (y) as a result of the breach of any representation, warranty or covenant made by any of the Operating Company or the Issuer herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Issuer and the Operating Company will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted primarily from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, made solely in reliance upon and in conformity with written information furnished to the Issuer and/or the Operating Company by the Placement Agent specifically for use in the Memorandum, (B) any violations by the Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Operating Company, Issuer, or any of their respective affiliates or (C) the Placement Agent’s willful misconduct or gross negligence. In addition to the foregoing agreement to indemnify and reimburse, the Issuer and the Operating Company jointly and severally will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, other than fees due to the Placement Agent. The foregoing indemnity agreements will be in addition to any liability the Issuer and the Operating Company may otherwise have.

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(b)        Each of AGP and Aegis will severally and not jointly indemnify and hold harmless the Issuer and the Operating Company, their respective officers, directors, and each person, if any, who controls such entity within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against, and pay or reimburse any such person for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Issuer or the Operating Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Issuer or the Operating Company or any such person who controls the Issuer or the Operating Company within the meaning of the Act or by any third party, but only to the extent that such losses, claims, damages or liabilities results from (i) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, made in reliance upon and in conformity with written information furnished to the Issuer and/or the Operating Company by the Placement Agent, specifically for use in the Memorandum or (ii) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Issuer, the Operating Company or any of their respective affiliates. The Placement Agent will reimburse the Issuer or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements are in addition to any liability which the Placement Agent may otherwise have. Notwithstanding the foregoing, in no event (except in the event of gross negligence or willful misconduct by the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction) shall AGP’s or Aegis’ indemnification obligation hereunder exceed the amount of Agent Cash Fees actually received by AGP or Aegis hereunder.

(c)        Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

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9.        Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuer bear to the total Agent Cash Fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Issuer or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Issuer and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Issuer and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Issuer within the meaning of the Act will have the same rights to contribution as the Issuer, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

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10.        Termination.

(a)        The Offering may be terminated by AGP on behalf of the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Operating Company or the Issuer contained herein or in the Memorandum shall prove to have been false or misleading in any material respect when actually made; (ii) the Operating Company or the Issuer shall have failed to perform any of their respective material obligations hereunder or under any other Op Co Transaction Document or Issuer Transaction Document, as applicable, or any other transaction document; (iii) there shall occur any event that could reasonably be expected to result in an Operating Company Group Material Adverse Effect; (iv) there shall occur any event that could reasonably be expected to result in an Issuer Material Adverse Effect; or (v) the Placement Agent determines that it is reasonably likely that any of the conditions to Closing set forth herein will not, or cannot, be satisfied. In the event of any such termination by the Placement Agent pursuant to clauses (i), (ii), (iii) or (iv) of this Section 10(a), the Placement Agent shall be entitled to retain any Agent Compensation already earned (if any, at such point in time) and receive from the Operating Company, within five (5) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of $ 250,000 if such termination occurs prior to the First Closing (the “Termination Amount”) and the provisions of Sections 3(d), 3(e) and 3(f) shall survive in full force and effect. In the event of a termination by the Placement Agent under Section 10(a)(v) that occurs prior to the First Closing (but excluding such a termination that relates to the failure of the Operating Company to obtain the Lender Consents (such event shall be governed by Section 10(d) below), the Placement Agent shall not be entitled to any further compensation pursuant to these termination provisions, except for reimbursement of its out- of-pocket legal expenses incurred in connection with the Offering (not to exceed $75,000) and the provisions of Sections 3(d), 3(e) and 3(f) shall survive in full force and effect.

(b)        This Offering may be terminated by either the Operating Company or the Issuer at any time prior to the expiration of the Offering Period (i) in the event that the Placement Agent shall have failed to perform any of its material obligations hereunder, (ii) on account of the Placement Agent’s fraud, willful misconduct or gross negligence or (iii) as provided in Section 10(c) . In the event of a termination pursuant to this Section 10(b) (i) or (ii), the Placement Agent shall not be entitled to any further compensation pursuant to these termination provisions.

(c)        In the event the Operating Company (or any other member of the Operating Company Group) unilaterally decides for any reason (including, without limitation, the failure to obtain requisite consents from Bank of America, N.A. and Brightwood Loan Services, LLC with respect to the Offering and the Merger (the “Lender Consents”) to terminate the Offering at any time prior to the First Closing (other than pursuant to Section 10(b) (i) or (ii) above) (the “Unilateral Termination”), the Placement Agent shall be entitled to receive the applicable amount described below (the “Unilateral Termination Amount”) within five (5) business days of the applicable Termination Date:

(i)        In the event Operating Company terminates the Offering on or before September 3, 2018 and less than $10 million is in the Escrow Account, the Unilateral Termination Amount shall be $1,000,000.

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(ii)       In the event Operating Company terminates the Offering on or before September 3, 2018 and $10 million or more is in the Escrow Account, the Unilateral Termination Amount shall be $2,000,000.

(iii)      In the event Operating Company terminates the Offering on or before October 17, 2018 and $20 million or more is in the Escrow Account, the Unilateral Termination Amount shall be $4,000,000.

Payment of the amounts referenced in (i), (ii) and (iii) above shall be made to the Placement Agent in common units of Hydrofarm Holdings, LLC based upon an equity value of $115,000,000, or $140,000,000 if Hydrofarm or one of its subsidiaries has, at such Termination Date, consummated its business combination with BWGS, LLC. The parties acknowledge that Placement Agent would suffer substantial harm as a consequence of a termination under such circumstances and the amount of damages is not capable of being accurately quantified. Accordingly, the above payments that would be due to Placement Agent under this provision is intended to be liquidated damages and not a penalty.

(d)        If any time after September 3, 2018, the Minimum Offering Amount is deposited into the Escrow Account and the Placement Agent is prepared to conduct a Closing on such amounts, but the Operating Company has not obtained the Lender Consents, the Placement Agent may unilaterally terminate the Offering and shall be entitled to receive the amount of $1,000,000 within five (5) business days of such decision to terminate the Offering. Payment of the amounts referenced in this Section 10(d) shall be made to the Placement Agent in common units of Hydrofarm Holdings, LLC based upon an equity value of $115,000,000, or $140,000,000 if Hydrofarm or one of its subsidiaries has, at such Termination Date, consummated its business combination with BWGS, LLC.

(e)        This Offering may be terminated upon mutual agreement of the Issuer, the Operating Company and the Placement Agent, at any time prior to the expiration of the Offering Period. In addition, upon the expiration of the Offering Period, the Offering shall terminate without any further action of the parties hereto. If the Offering is terminated pursuant to this Section 10(e), then in cases in which no Closing had been theretofore consummated, unless otherwise agreed to by the parties hereto, each party shall pay its own respective expenses.

(f)        Before any termination by the Placement Agent under Section 10(a) or 10(d) or by the Operating Company or the Issuer under Section 10(b) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering, which shall set forth the specific grounds for the proposed termination (the “Termination Notice”). If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have ten (10) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(g)        Upon any termination pursuant to this Section 10, the applicable parties to this Agreement will instruct Escrow Agent to cause all monies received with respect to the subscriptions for Units not closed upon to be promptly returned to such subscribers without interest, penalty or deduction.

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11.        Survival.

(a)        The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of Sections 3(d), 3(e), 3(f), 3(g) and 8 through 16 shall survive the sale of the Units or any termination of the Offering hereunder.

(b)        The respective indemnities, covenants, representations, warranties and other statements of the Issuer, the Operating Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Issuer, the Operating Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units or any termination of the Offering hereunder for a period of two (2) years from the earlier to occur of the Final Closing or the termination of the Offering.

12.        Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by facsimile transmission, with confirmation received, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to (i) Alliance Global Partners, 590 Madison Avenue, 36th floor, New York, New York 10022, Attention: David Bocchi, telefax number (212) 481-1206, and (ii) Aegis Capital Corp., 810 Seventh Ave, 11th Floor, New York, New York 10019, Attention: Adam K. Stern, telefax number (646) 390-9122, in either case with a copy (which shall not constitute notice) to: Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, NY 10017 Attention: Steven Uslaner, Esq., telefax number (212) 490-2990, if sent to the Operating Company, will be mailed, delivered or telefaxed and confirmed to Hydrofarm Investment Corp., 2249 S. McDowell Ext., Petaluma, CA 94954, Attn: Peter Wardenburg, CEO, with a copy (which shall not constitute notice) to: Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, NY 10019 Attention: Oded Har-Even, Esq, telefax number (212) 660-3001 and Perkins Coie LLP, 1900 Sixteenth Street, Suite 1400, Denver, CO 80202 Attention: Sonny Allison, Esq. telefax number (303) 291-2414, and if sent to the Issuer, will be mailed, delivered or telefaxed and confirmed to Todd Van Emburgh, President, 6000 Collins Avenue, #105, Miami Beach, FL 33140, with a copy (which shall not constitute notice) to N.I. Jacobs & Associates, 355 Lexington Avenue, 6th Floor, New York, NY 10017, Attn: Neil Jacobs, Esq., telefax number (646) 219-3050: provided, however, that from and after the First Closing, notices to Issuer shall be sent in the same manner, and to the same address, as notices to the Operating Company, with a copy (which shall not constitute notice) to their counsel as noted above.

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13.        Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York. THE PARTIES AGREE THAT ANY DISPUTE, CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR VALIDITY HEREOF, ANY ALLEGED BREACH OF THIS AGREEMENT OR THE ENGAGEMENT CONTEMPLATED HEREBY (ANY OF THE FOREGOING, A “CLAIM”) SHALL BE SUBMITTED TO THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC (“JAMS”), OR ITS SUCCESSOR, IN NEW YORK, FOR FINAL AND BINDING ARBITRATION IN FRONT OF A PANEL OF THREE ARBITRATORS WITH JAMS IN NEW YORK, NEW YORK UNDER THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES (WITH EACH OF THE PLACEMENT AGENT AND THE ISSUER CHOOSING ONE ARBITRATOR, AND THE CHOSEN ARBITRATORS CHOOSING THE THIRD ARBITRATOR). THE ARBITRATORS SHALL, IN THEIR AWARD, ALLOCATE ALL OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY, AGAINST THE PARTY WHO DID NOT PREVAIL. THE AWARD IN THE ARBITRATION SHALL BE FINAL AND BINDING. THE ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SEC. 1-16, AND THE JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF. THE ISSUER AND THE PLACEMENT AGENT AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT TO ENFORCE AN AWARD IN ARBITRATION.

14.        Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

15.        Entire Agreement; Severability. This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

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16.        Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[Signatures on following page.]

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If the foregoing is in accordance with your understanding of the agreement among the Issuer, the Operating Company and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement among the Issuer, the Operating Company and the Placement Agent in accordance with its terms.

HYDROFARM HOLDINGS GROUP, INC.

By:	/s/ Todd Van Emburgh
	Name:	Todd Van Emburgh
	Title:	President

HYDROFARM INVESTMENT CORP.

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	CEO

As to Section 10(c) only:

HYDROFARM HOLDINGS, LLC

By:	/s/ Peter Wardenburg
	Name:	Peter Wardenburg
	Title:	Manager

Accepted and agreed to as of the date hereof:

ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas T. Higgins
	Name:	Thomas T. Higgins
	Title:	Managing Director, Investment Banking

AEGIS CAPITAL CORP.

By:	/s/ Adam K. Stern
	Name:	Adam K. Stern
	Title:	Head of Private Equity Banking

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is made and given pursuant to Section 2 of the Placement Agency Agreement, dated as of August 3, 2018 (the “Agreement”), between the Issuer, the Operating Company, Hydrofarm Holdings LLC and the Placement Agents. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement. Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request.

Schedule 2(c)

Hydrofarm Holdings, LLC – Delaware

Hydrofarm, LLC – California

EHH Holdings, LLC – Delaware

Eltac XXI S.L – Spain (EHH Holdings, LLC hold 90.93% of the ownership in this entity)

WJCO, LLC – Colorado

Shenzhen Representative Office of Hydrofarm Inc. (USA) – China

SunBlaster, LLC – Delaware

SunBlaster Holdings ULC – British Columbia, Canada

Hydrofarm Canada, LLC – Delaware

GS Distribution Inc. – British Columbia, Canada

Eddi’s Wholesale Garden Supplies Inc. – British Columbia, Canada

Schedule 2(e)

(iii) Unless the consent of the financial institutions referenced below are obtained (which is a condition to the closing of the transactions contemplated in the Agreement), the following agreements would be in default based on the consummation of the transactions contemplated by the Agreement:

1.	Amended and Restated Loan and Security Agreement, dated as of November 8, 2017, among Hydrofarm Holdings LLC,, Hydrofarm, LLC, WJCO LLC, EHH Holdings, LLC, SunBlaster LLC, GS Distribution Inc., Sunblaster Holdings ULC, EWGS Distribution Inc. (to be succeeded by Eddi’s Wholesale Garden Supplies Ltd.), the other parties from time to time signatory thereto as Obligors, the financial institutions party thereto from time to time as lenders, and Bank of America, N.A.

2.	Forbearance Agreement and First Amendment to Amended and Restated Loan and Security Agreement, dated as of May 8, 2018, among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, WJCO LLC, Hydrofarm Canada, LLC, GS Distribution Inc., Eddi’s Wholesale Garden Supplies Ltd., Sunblaster Holdings ULC, Bank of America, N.A. and the Lenders party thereto.

3.	First Amendment to Forbearance Agreement and Second Amendment to Amended and Restated Loan and Security Agreement, dated as of July 16, 2018, among Hydrofarm Holdings LLC, Hydrofarm, LLC, EHH Holdings, LLC, SunBlaster LLC, WJCO LLC, Hydrofarm Canada, LLC, GS Distribution Inc., Eddi’s Wholesale Garden Supplies Ltd., Sunblaster Holdings ULC, Bank of America, N.A. and the Lenders party thereto.

4.	Credit Agreement, dated as of May 12, 2017, among Hydrofarm Holdings LLC (to be succeeded as a borrower by Hydrofarm, LLC, WJCO LLC, EHH Holdings, LLC and SunBlaster, LLC), the other Loan Parties party thereto, the Lenders parties thereto, and Brightwood Loan Services LLC, as amended by Amendment No. 1 dated September 21, 2017 and Amendment No. 2 dated November 8, 2017.

5.	Forbearance Agreement and Amendment to Credit Agreement, dated as of May 18, 2018, among Hydrofarm Holdings LLC, Hydrofarm, LLC, WJCO LLC, EHH Holdings, LLC, SunBlaster, LLC, Hydrofarm Canada, LLC, the lenders party to the credit agreement referred to therein that are signatories thereto, and Brightwood Loan Services LLC.

6.	Amendment No. 1 to Forbearance Agreement, dated as of July 16, 2018, among Hydrofarm Holdings LLC, Hydrofarm, LLC, WJCO LLC, EHH Holdings, LLC, SunBlaster, LLC, Hydrofarm Canada, LLC, the lenders party to the credit agreement referred to therein that are signatories thereto, and Brightwood Loan Services LLC.

Schedule 2(g)

None.

Schedule 2(h)

None.

Schedule 2(i)

None.

Schedule 2(k)

None.

Schedule 2(n)

None.

Schedule 2(o)

None.

Schedule 2(r)

None.

Schedule 2(t)

Peter Wardenburg has an ownership interest in the building located at 1470 Cader Lane, Petaluma, California for which Hydrofarm, LLC is party to a sublease. Further details on the foregoing are set forth in the Memorandum under CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS - Lease Agreement.

Schedule 2(w)

None.

Schedule 2A(H)

None.

Exhibit A-1

Form of Opinion-Operating Company Counsel1

Opinions

1.	Based solely on the Good Standing Certificate, Hydrofarm Investment Corp. (the “Operating Company”) is a corporation validly existing in good standing under Delaware law. Based solely on the Foreign Qualification Certificates, the Operating Company is [qualified] [registered] to transact business as a foreign corporation in the states of [•].

2.	The authorized capital stock of the Operating Company immediately prior to the Closing is as follows: [100,000,000] shares of Common Stock.

3.	The Operating Company has the corporate power and authority to execute and deliver, and perform all of its obligations under, the Placement Agency Agreement and to conduct its business and own its properties as described in the Memorandum.

4.	The Placement Agency Agreement has been duly authorized by all necessary corporate action on the part of the Operating Company, and has been duly executed and delivered by the Operating Company.

5.	The Operating Company’s execution and delivery of the Placement Agency Agreement and performance of its obligations thereunder do not: (a) violate statutory laws that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Placement Agency Agreement and transactions similar to the Transactions; (b) violate the Certificate of Incorporation or the Bylaws; (c) breach or result in a default under any Material Agreement (as defined below); or (d) breach or violate any court order listed on Exhibit B hereto (the “Material Court Orders”). “Material Agreement” means any agreement to which the Operating Company is party or bound that is listed on Schedule [1] hereto, which list was provided by the Operating Company in response to our request for a list of the Operating Company’s agreements material to this opinion. “Material Court Order” means any order or decree of any court, arbitrator or governmental agency that is binding upon the Operating Company or its property listed on Schedule [2] hereto, which list was provided by the Operating Company in response to our request for a list of all material court orders binding on the Operating Company or its property.

6.	All consents, approvals, authorizations or other orders of, or registrations and qualifications or filings on the part of the Operating Company with any United States federal or state governmental or regulatory authority required for the issuance of Securities have been made or obtained, except for those that may be required under applicable federal and state securities laws and regulations, or under the bylaws, rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), as to which we offer no opinion.

[1]	NTD: subject to opinion committee review.

7.	Based in part upon the Operating Company’s, the Issuer’s, the Investors and your representations and warranties in, and on the facts and circumstances contemplated by, the Placement Agency Agreement and the Subscription Agreement, as applicable, the offer and sale and issuance of the Securities by the Operating Company to you and the Investors pursuant to the terms of the Placement Agency Agreement, and the issuance of the Common Stock, if any, to be issued upon conversion thereof, do not require registration under Section 5 of the Securities Act or qualification under state “blue sky” laws and regulations.[2]

Confirmations

1.	In addition, we confirm to you that we are not representing the Operating Company in any litigation that is pending that seeks to enjoin the Transaction or challenge the performance by the Operating Company of its obligations under the Placement Agency Agreement.

[2]	NTD: only for subsequent closings following the First Closing and the Merger.

Exhibit A-2

Form of Opinion - Issuer Counsel (First Closing)

2.1      Based solely upon our review of the Issuer Organizational Documents, the Issuer is duly organized as a corporation and is validly existing and in good standing under the laws of the State of Delaware as of the date of the Delaware Certificate.

2.2      Based solely upon our review of the Certificate of Incorporation, the authorized capital stock of the Issuer on the date hereof consists of ______ shares of common stock, $____ par value per share, and ___________ shares of preferred stock, $0____ par value per share.

2.3      The issuance of the Common Stock and Investor Warrants constituting the Units being sold in the Offering (collectively, the “Offering Securities”), the Agent Warrants, and the shares of Common Stock issuable upon exercise of the Investor Warrants and the Agent Warrants have been duly authorized by all necessary corporate action on the part of the Company. The Offering Securities and the shares of Common Stock issuable upon exercise of the Investor Warrants and the Agent Warrants when issued, sold and delivered against payment therefore in accordance with the provisions of the Memorandum, the Subscription Agreements, the Investor Warrants or the Agent Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable. The issuance of the Offering Securities and the Agent Warrants and the shares of Common Stock issuable upon exercise of the Investor Warrants and Agent Warrants are not subject to any statutory or, to our knowledge, contractual or other preemptive rights under any agreement. A sufficient number of authorized but unissued shares of Common Stock have been reserved for issuance upon exercise of the Investor Warrants and Agent Warrants.

2.4      The execution and delivery by the Issuer of the Transaction Documents to which they are a party and the consummation by the Issuer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Issuer, and duly executed and delivered by the Issuer, as applicable. Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

2.5      The execution and delivery by the Issuer of the Transaction Documents3 to which it is a party and the consummation by the Issuer of the transactions contemplated thereby will not (i) violate the provisions of the Delaware General Corporation Law or any United States federal or state law, rule or regulation known to us to be currently applicable to the Issuer, (ii) violate the provisions of the Issuer's Certificate of Incorporation or By-Laws; (iii) violate any judgment, decree, order or award known to us of any court, governmental body or arbitrator having jurisdiction over the Issuer; or (iv) result in the breach or termination of any material term or provision of an agreement known to us to which the Issuer is a party, except in the case of clauses (iii) or (iv) where the breach or violation would not have a Material Adverse Effect on the Issuer or its ability to perform its obligations under the Transaction Documents.

[3]	Transaction Documents include the Placement Agency Agreement, Escrow Deposit Agreement, Registration Rights Agreement, Investor Warrants, Placement Agent Warrants, and Subscription Agreements.

2.6      To our knowledge, there is no action, proceeding or litigation pending or threatened against the Issuer before any court, governmental or administrative agency or body that would materially adversely affect the Issuer’s ability to consummate the transactions contemplated by the Transaction Documents.

2.7      The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Transaction Documents do not require the Issuer to obtain any approval by or make any filing with any governmental authority under the General Corporation Law of the State of Delaware or any statute, rule or regulation of the State of Delaware or of the federal law of the United States of America, other than approvals and filings previously obtained or made and that are in full force and effect as of the date hereof.

2.8      The offer and sale of the Offering Securities in the Offering pursuant to, and in accordance with, the Subscription Agreements do not require registration under the Securities Act of 1933, as amended (“1933 Act”) and assuming that the Offering Securities were sold only to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the 1933 Act) and the Placement Agent complied in all material respects with Rule 506(b) of Regulation D and the terms and conditions of the Offering set forth in the Placement Agency Agreement and the Memorandum, such sales were made in conformity in all material respects with the requirements of Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D.